Exhibit 99.2
Playtika’s Largest Stockholder Exploring Potential Sale of a Portion of its Shares of Playtika

HERZLIYA, Israel and SHANGHAI, China, January 24, 2022 (PR NEWSWIRE) -- Playtika Holding Corp. (NASDAQ: PLTK) (“Playtika”) and its largest stockholder, Playtika Holding UK II Limited (“PHUK II”), announced today that PHUK II has decided to explore options for a potential sale of a portion of the shares of Playtika common stock held by PHUK II. Such sale is currently contemplated to be approximately 15 to 25% of the total shares of Playtika currently outstanding, as further described below.

PHUK II, which is controlled by affiliates of Yuzhu Shi, intends to explore options with respect to the potential sale of shares of Playtika common stock, which may include by means of private placements, public offerings or other transactions (“Potential Transactions”). The determination to conduct any Potential Transactions, and the timing thereof, will depend on, among various factors, the price and terms of any Potential Transaction, general market and economic conditions and the outcome of any negotiations among the applicable parties. There can be no assurance that the aforementioned explorations of Potential Transactions will lead to any transactions being agreed or consummated by PHUKII.

In the event that PHUK II consummates a Potential Transaction, depending on the number of shares to be sold, PHUK II, Yuzhu Shi and their respective affiliates may no longer control a majority of the outstanding shares of Playtika, in which event Playtika may no longer be a “controlled company” under NASDAQ rules.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any offer or sale of any securities in any state or other jurisdiction in which or to any person to whom such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Playtika Holding Corp.

Playtika Holding Corp. is a leading mobile gaming and entertainment company with over 35 million monthly active users across a portfolio of games titles. Founded in 2010, Playtika was among the first to offer free-to-play social games on social networks and, shortly after, on mobile platforms. Headquartered in Herzliya, Israel, and guided by a mission to entertain the world through infinite ways to play, Playtika has 20 offices worldwide including Tel-Aviv, London, Berlin, Vienna, Helsinki, Montreal, Chicago, Las Vegas, Santa Monica, Newport Beach, Sydney, Lausanne, Kiev, Bucharest, Minsk, Dnepr, and Vinnytsia.

Forward-Looking Information

In this press release, Playtika makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Further, statements that include words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "present," "preserve," "project," "pursue," "will," or "would," or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

a.The independent investment decisions and actions of PHUK II or its affiliates;
b.Playtika’s reliance on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute Playtika’s games and collect revenues, and the risk that such platforms may adversely change their policies;
c.Playtika’s reliance on a limited number of games to generate the majority of Playtika’s revenue;
d.Playtika’s reliance on a small percentage of total users to generate a majority of Playtika’s revenue;
e.Playtika’s free-to-play business model, and the value of virtual items sold in Playtika’s games, is highly dependent on how Playtika manages the game revenues and pricing models;
f.Playtika’s inability to complete acquisitions and integrate any acquired businesses successfully could limit Playtika’s growth or disrupt Playtika’s plans and operations;
g.Playtika may be unable to successfully develop new games;
h.Playtika’s ability to compete in a highly competitive industry with low barriers to entry;

i.Playtika has significant indebtedness and are subject to the obligations and restrictive covenants under Playtika’s debt instruments;
j.the impact of the COVID-19 pandemic on Playtika’s business and the economy as a whole;
k.Playtika’s controlled company status;
l.legal or regulatory restrictions or proceedings could adversely impact Playtika’s business and limit the growth of Playtika’s operations;
m.risks related to Playtika’s international operations and ownership, including Playtika’s significant operations in Israel and Belarus and the fact that Playtika’s controlling stockholder is a Chinese-owned company;
n.Playtika’s reliance on key personnel;
o.security breaches or other disruptions could compromise Playtika’s information or Playtika’s players’ information and expose us to liability; and
p.Playtika’s inability to protect Playtika’s intellectual property and proprietary information could adversely impact Playtika’s business.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in Playtika’s filings with the Securities and Exchange Commission. Although Playtika believes that the expectations reflected in the forward-looking statements are reasonable, Playtika cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur, and reported results should not be considered as an indication of future performance. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Except as required by law, Playtika undertakes no obligation to update any forward-looking statements for any reason to conform these statements to actual results or to changes in Playtika’s expectations.